UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, the board of directors of Heavy Earth Resources, Inc., a Florida corporation (“Registrant”), increased the size of the board of directors from three to four directors and appointed Brian Hepp as a director to fill the previously created vacancy on the board of directors.

Brian Hepp, age 57, has more than 30 years of experience in global petroleum engineering operations.  From June 2002 to present, Mr. Hepp served as President of Rocky Mountain Limited, an independent oil and gas consulting firm.  From January 2006 to June 2011, Mr. Hepp served as the Director of Group Operations at Northern Petroleum PLC, a United-Kingdom based oil and gas company.  Prior to that, Mr. Hepp served as the Vice President of Operations for Bitech Petroleum Corp. from February 1998 to January 2002.  From April 1986 to August 1993, Mr. Hepp served in various executive capacities at Talisman Energy/BP Canada in Calgary, Canada.  Mr. Hepp began his career as a Process Engineer at Fluor Canada, an engineering, procurement and construction company based in Calgary, Canada. Mr. Hepp is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta, a Chartered Engineer in the United Kingdom, a Fellow of the Institute of Chemical Engineering, a European Engineer registered with the European Federation of National Engineering Associations and a member of the Society of Petroleum Engineers.  He earned his Bachelor of Arts degree in Chemical Engineering from the University of Saskatchewan in 1982 and a Master of Arts degree in Administration from Gonzaga University in 1990. Mr. Hepp is not an officer or director of any other reporting company.  Mr. Hepp does not currently own any shares of the Registrant’s common stock.

On October 9, 2012, the Registrant issued a press release announcing the appointment of Brian Hepp as a member of the Registrant’s board of directors.  A copy the press release is attached hereto as Exhibit 99.1.

This information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the presentation that is required to be disclosed solely by Regulation FD.  The information in the presentation may only be accurate as of the date thereof and is subject to change.  The Registrant does not assume any obligation to update the information contained in the presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: October 9, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer